                                                                    EXHIBIT 10.2

                              DIRECTOR'S AGREEMENT

        This Agreement, dated as of November 10, 1998, is between UNITED SECURITY BANCORPORATION, a Washington corporation ("USBN") and _____________ ("Director"), a director of Bancwest Financial Corporation ("Bancwest") and/or its wholly owned subsidiary, Bank of the West.

                                    RECITALS

        1. Pursuant to the terms of the Agreement and Plan of Merger, dated as of November 10, 1998 ("Plan") between USBN, Bancwest, and Bank of the West, Bancwest will merger into USBN and Bank of the West will become the wholly owned subsidiary of USBN.

        2. USBN's obligation to consummate the transactions contemplated by the Plan is conditioned upon their receipt of non-competition agreements from all directors of the Bancwest and Bank of the West.

        3. Director is a director of Bancwest and/or Bank of the West and a shareholder of Bancwest.

                                    AGREEMENT

        In consideration of USBN's performance under the Plan, Director agrees that for a period of two years after the Effective Date, as defined in the Plan, he or she will not, directly or indirectly, become involved in, as a principal shareholder, director or officer, "founder," employee, or other agent of, any financial institution or trust company that competes or will compete with Bancwest, USBN, or any of their subsidiaries or affiliates, within Walla Walla County, Washington State.

        Director also agrees that during this two year period, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of Bancwest, USBN, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of Bancwest, USBN, or any of their subsidiaries or affiliates to remove their business from Bancwest, USBN, or any of their subsidiaries or affiliates, or to participate in any manner in any financial institution or trust company that competes or will compete with Bancwest, USBN, or any of their subsidiaries or affiliates, within Walla Walla County, Washington State. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

        For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of equity security of a company.

        Director recognizes and agrees that any breach of this Agreement by Director will entitle USBN and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

UNITED SECURITY BANCORPORATION         DIRECTOR


By:
   --------------------------------    -----------------------------------------
Its:
    -------------------------------